UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Eledon Pharmaceuticals, Inc.

(Name of Registrant as Specified in Its Charter)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Eledon Pharmaceuticals P.O. BOX 8016, CARY, NC 27512-9903 Eledon Pharmaceuticals, Inc. Important Notice Regarding the Availability of Proxy Materials Stockholders Meeting to be held on June 21, 2023 For Stockholders of record as of April 24, 2023 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy materials, and to obtain directions to attend the meeting, go to: www.proxydocs.com/ELDN To vote your proxy while visiting this site, you will need the 12 digit control number in the box below. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/ELDN Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions. If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year's meeting, you must make this request on or before June 09, 2023. To order paper materials, use one of the following methods. INTERNET www.investorelections.com/ELDNTELEPHONE (866) 648-8133 * E-MAIL paper@investorelections.comWhen requesting via the Internet or telephone you will need the 12 digit control number located in the shaded box above. * If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material Eledon Pharmaceuticals, Inc. Meeting Type: Date: Time: Place: Annual Meeting of Stockholders Wednesday, June 21, 2023 11:30 AM, Pacific Time Eledon Pharmaceuticals, 19900 MacArthur Boulevard, Suite 550 Irvine, CA 92612 SEE REVERSE FOR FULL AGENDA

Eledon Pharmaceuticals, Inc. Annual Meeting of Stockholder THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, 3 AND PROPOSAL 1. Election of Directors 1.01 David-Alexandre C. Gros, M.D. 1.02 Jan Hillson, M.D. 2. To increase the aggregate number of shares available for issuance under the 2020 Incentive Plan by 9,600,000 shares. 3. To approve, on an advisory basis, the compensation of our named executive officers. 4. Ratification of the appointment of KMJ Corbin & Company LLP as our independent registered public accounting firm for the year ending December 31, 2023. 5. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.